EXHIBIT (j)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report on Dreyfus MidCap Index Fund dated December 4, 1998, incorporated by reference in this Registration Statement (Form N-1A No. 33-41078) of Peoples S&P Midcap Index Fund, Inc.


                                   ERNST & YOUNG LLP


New York, New York
February 25, 1999